EXHIBIT 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-37576 and 333-37582) of our report dated September 8, 2006, except for the first paragraph of Note 12 as to which the date is September 26, 2006, relating to the consolidated financial statements of DRYCLEAN USA, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006.

/s/ Morrison, Brown, Argiz & Farra, LLP

Miami, Florida
September 26, 2007

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